BARE ESCENTUALS, INC. NAMES NEW INDEPENDENT DIRECTOR TO BOARD

SAN FRANCISCO, CA (September 18, 2009) - Bare Escentuals, Inc. (Nasdaq: BARE) today announced that Michael R. Egeck has been appointed as an independent member of the company's Board of Directors, effective September 16, 2009.

Mr. Egeck spent over seven years at VF Corporation, a lifestyle apparel company. Most recently he served as president of VF Contemporary Brands, which included the 7 For All Mankind, Splendid, Ella Moss, Lucy Activewear, and John Varvatos brands. He was previously chief executive officer of 7 For All Mankind, LLC, prior to its sale to VF Corporation. Mr. Egeck’s prior roles at VF Corporation included president of VF Outdoor, Inc., which included The North Face, Reef, Vans, and Jansport brands. In these roles, he was responsible for the merchandising, marketing and financial performance of the businesses.

"Michael is another great addition to our Board,” said Leslie Blodgett, Chief Executive Officer. “His experience with developing and managing multiple retail brands will be an asset to our organization.”

Prior to joining VF Corporation, Mr. Egeck spent eight years at Columbia Sportswear as their general manager. He also served as a director of merchandising, design, and sales operations for Unionbay Sportswear for nine years. Mr. Egeck earned his B.A. and MBA degrees from the University of Washington, Seattle.

Following this appointment, the company's Board of Directors will consist of ten directors.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the leading prestige cosmetic companies in the United States and an innovator in mineral-based cosmetics. We develop, market and sell branded cosmetics and skin care products primarily under our bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. These statements include, but are not limited to, statements regarding the contributions of our Board of Directors to our organization and the potential benefit of the new appointee to our Board and organization, new product offerings and customer-touch initiatives and our plans and objectives for future operations. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based upon our current understandings, estimates, and projections and should not be considered a guarantee of future performance. Our actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness; and other risk factors detailed in our most recently filed Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:	Bare Escentuals, Inc.
Eric C. Wong, 415-489-5000